UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) January 19, 2007

FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	77-0431154 (I.R.S. Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, with zip code)
(408) 207-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced in June 2006, the Audit Committee of the Board of Directors of Foundry Networks appointed a Special Committee (the “Special Committee”) initiated an independent inquiry regarding the Company’s stock option practices. On September 22, 2006, the Company announced that the Special Committee, with the assistance of independent legal and forensic accounting experts, had reached a preliminary determination that the actual measurement dates for certain stock options granted by the Company differed from the recorded measurement dates for such stock options. On January 22, 2007, the Company issued a press release announcing the completion of the Company’s inquiry into its stock option practices and the implementation by the Board of Directors of remedial measures resulting from the Special Committee’s review. The press release disclosed that the Special Committee had concluded, among other things, that the Company lacks contemporaneous evidence supporting a substantial number of recorded option grants. A copy of the Company’s press release is attached hereto as Exhibit 99.1, and is hereby incorporated by reference herein.
In its January 22, 2007 press release, the Company announced that on January 19, 2007, the Board of Directors determined that the positions of the Chairman of the Board of Directors and Chief Executive Officer would be held by different persons. Accordingly, on the same date, Bobby Johnson, Jr. resigned as Chairman of the Board of Directors, and the Board of Directors elected Alfred J. Amoroso as Chairman. Mr. Johnson will continue as President and CEO of the Company, and as a member of the Board of Directors. Mr. Amoroso has served as a member of the Board of Directors of Foundry since October 2000. Mr. Amoroso also serves as President and Chief Executive Officer of Macrovision Corporation and a member of its Board of Directors.
In its January 22, 2007 press release, the Company announced the resignation on January 19, 2007 of Timothy D. Heffner as Vice President, Finance and Administration and Chief Financial Officer, and his appointment on the same date as Vice President of Corporate Development. The same press release announced the appointment of its current Vice President and Controller, Daniel W. Fairfax, to the office of Vice President, Finance and Administration and Chief Financial Officer following Mr. Heffner’s resignation of those offices.
Mr. Fairfax, 51, has been Foundry’s Vice President and Corporate Controller since May 2006, and has served as Principal Accounting Officer since September 2006. Previously, he served as the Senior Vice President of Finance and Chief Financial Officer of GoRemote Internet Communications, Inc., a Nasdaq-listed company, from February 2004 until February 2006, when it was acquired by iPass, Inc. From March 2000 to June 2003 he served as Chief Financial Officer of Ironside Technologies, Inc., a privately-held developer of supplier-focused real-time integration and e-commerce application software. From November 1998 to December 1999, he served as Chief Financial Officer of ACTA Technology, a developer of data-warehousing and application integration software for enterprise resource planning-based business information and e-commerce applications. From June 1993 to November 1998, Mr. Fairfax served as Chief Financial Officer of privately held NeoVista Software, which provided scalable intelligent data mining software and related business intelligence applications for Global 2000 companies. Mr. Fairfax holds a B.A. degree in Economics from Whitman College and an M.B.A. degree from the University of Chicago, and is a Certified Public Accountant in California.
The base salary of Mr. Fairfax in his prior capacity as Vice President and Corporate Controller was and will initially continue to be $275,000, and he currently has a total target bonus in 2007 of $82,500. In addition, Mr. Fairfax has received an initial firm grant of an option to purchase up to 85,000 shares of the Company’s Common Stock and 15,000 Restricted Stock Units.
Mr. Heffner has agreed to repay the Company the net after-tax difference between the initial exercise price for two options he exercised for which the measurement date will be changed as a result of the Company’s investigation, and the price of the shares on the new measurement dates, an amount of approximately $162,000. He has agreed that any unexercised options which he holds which are being remeasured will be repriced to reflect the price of the Company’s stock on the new measurement dates.
Item 8.01. Other Events.
In its press release issued on January 22, 2007, a copy of which is attached hereto as Exhibit 99.1, the Company disclosed a summary of the findings of the Special Committee regarding its investigation of the Company’s stock option practices, as well as certain determinations by the Company regarding non-cash equity-based compensation charges and tax consequences associated with the Company’s past and remedial actions, and certain remedial actions that have been or are expected to be taken by the Company.
The January 22, 2007 press release also disclosed that the Special Committee found that there was inadequate documentation for grants awarded to members of the Board of Directors awarded on two grant dates. The price of the Company’s stock on the corrected measurement date for one of those grants was less than the exercise price of the options. The price of the Company’s stock on the corrected measurement date for the other grant was greater than the exercise price of that option. On January 19, 2007, the Board directed that the latter grant be re-priced to reflect a higher exercise price. However, the Board determined that the Company would not re-price the former grant to a lower exercise price. The non-management directors who received and exercised any of the options that had been recorded with the lower exercise price have agreed to repay the Company the net after-tax difference between the initial exercise price and the corrected exercise price (an aggregate repayment of approximately $86,000).
The Company also disclosed in its January 22, 2007 press release that on January 9, 2007, the Company received a letter from the Nasdaq Listing and Hearings Review Council stating that the Listing Council will review the previously disclosed December 12, 2006 decision of the Nasdaq Listing Qualifications Panel that the Company’s continued listing on The Nasdaq Stock Market was conditioned on the Company becoming current in its delinquent periodic reports, and filing any required restatements, by February 12, 2007.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit	Description
99.1	Press release of Foundry Networks dated January 22, 2007 entitled “Foundry Networks Reports Findings of Stock Option Investigation.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: January 22, 2007	By:	/s/ Daniel W. Fairfax
Daniel W. Fairfax
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press release of Foundry Networks dated January 22, 2007 entitled “Foundry Networks Reports Findings of Stock Option Investigation.”